Exhibit 99.1

RF Monolithics Reports Increased Gross Margins and Increased Net Income in Its First Quarter

DALLAS--(BUSINESS WIRE)--January 11, 2011--RF Monolithics, Inc. (NASDAQ: RFMI) today reported net income of $160,000 or $0.01 per share for its first quarter ended November 30, 2010. This compares favorably to a net loss for the comparable prior year first quarter ended November 30, 2009 of $102,000 or $0.01 per share and net income of $21,000 or $0.00 per share for the fourth quarter of its prior fiscal 2010. The prior year comparable quarter ended November 30, 2009, included $160,000 in costs related to the early termination of a bank agreement.

The Company reported sales of $8.5 million for the first quarter, representing a 1% increase from $8.4 million in sales for the first quarter of the prior year and essentially flat with sales of the previous sequential fourth quarter of fiscal 2010. The Company also reported gross margins in the first quarter of 35.4%, compared to 32.6% for the prior year and 33.1% for its trailing fourth quarter.

RFM’s President and CEO David M. Kirk said, “We are pleased to report increased gross margins and increased net income. Our product mix continues to improve. In the first quarter we recognized revenues in several high margin programs. Our overall sales have remained solid and in the past year we have effectively managed our business and have realized profits because of these efforts. We recently renewed our banking agreement for two years, enabling our revolving bank debt to be classified as a long term liability on our balance sheet.”

“As we look forward to the balance of fiscal 2011, we are focused on several product and market initiatives that if successful, will position us for growth. Product launches late in fiscal year 2010 are starting to gain traction, and we have recently expanded our efforts to promote our products more broadly via an awareness campaign. We continue to work with our collaboration partner, Murata Manufacturing Co., Ltd. (Murata) with an initial focus on wireless communications module products,” Kirk said.

“While we look forward to the future, we also reflect on some of our historical accomplishments, such as our recent announcement that we had shipped over 100 million filters for North American satellite radios over the past ten years. We believe this is an example of RFM’s capability to engage in the design of products that are ideally suited to the needs of original equipment manufacturers and provide product and related support on a consistent basis for a lengthy period of time. This is the model we hope and intend to emulate in our strategy to penetrate the even larger M2M market,” Kirk stated.

Kirk also said, “While the second fiscal quarter has historically been seasonally our weakest quarter of the year, we are encouraged by an improving mix which enhances margins. Additionally, numerous new programs in joint development with our customers could provide additional business for us later in 2011. We have available a broad set of products that we believe are well suited to meet the needs of new and existing customers. As economic conditions permit and our customers’ programs ramp up, we believe that we will be positioned for growth.”

Highlights

  First quarter 2011 gross profit margin was 35.4%, which was up 280 basis points from the prior year and 230 basis points from our previous fourth quarter due to improved product mix within our segments:
    In comparison to the prior year, the improvement in overall gross margin was largely due to an improvement in gross margin for our Wireless Component segment, which increased in gross margin from 24.6% last year to 31.4% this year. This was largely due to shifts in product mix to higher sales of high margin military grade filters and internet timing frequency control modules and somewhat lower sales of automotive products. Gross margins for our Wireless Solutions segment, on the other hand, decreased slightly from 41.2% to 39.9% this quarter due to lower sales of high margin medical products.
    In comparison to the previous quarter, the improvement in overall gross margin was largely due to an improvement in gross margin for our Wireless Solutions segment, which increased in gross margin from 34.1% last quarter to 39.9% this quarter. This was due to the significant increase in sales of high margin medical products and the absence of some additional manufacturing costs related to the introduction of relatively new products that occurred in the prior quarter. Gross margins for our Wireless Components segment, on the other hand, decreased slightly from 32.1% last quarter to 31.4% this quarter due to a higher mix of automotive products in the quarter.
  Net income for the quarter increased to $160,000 in comparison to a $102,000 net loss for the prior year and net income of $21,000 for the previous quarter, largely as a result of these gross margin improvements.
  We renewed our bank agreement for two years through November, 2012. Total bank debt increased $135,000 to just over $3.0 million. At the end of the quarter we had $2.75 million available but unused on our revolving credit bank line.

Additional Details:

  Sales were up 1% from the first quarter of the previous year and essentially flat with the prior quarter. Both our Wireless Solutions and Wireless Components segments were similar in sales to prior periods.

Wireless Components Segment:

  Wireless Components segment sales increased 3% over the prior year, with increases in relatively high margin military grade filters and frequency control modules for internet timing applications. Sales to automotive satellite radio applications decreased somewhat in comparison to the prior year. Combined, these changes contributed to an overall improved product mix from a gross margin standpoint.
  Wireless Components segment sales are largely to the automotive, consumer and telecom markets. Sales to the automotive markets decreased 6% from the prior year’s first quarter, but increased 9% from our sequential fourth quarter, in line with automotive production schedules.

Wireless Solutions Segment:

  Wireless Solutions segment sales decreased 2% from the prior year. Wireless Solutions segment sales are largely to the industrial and medical markets. The decrease from the prior year was largely due to a 35% reduction in sales to the medical market, as customers were attempting to reduce inventory. Partially offsetting this was a 22% increase in sales to the industrial market, which has been recovering in recent quarters.
  Wireless Solutions segment sales decreased 1% from the prior quarter. While sales to medical customers were down from the peak levels of a year ago, they did increase 122% from the previous quarter as some inventory correction had been completed and the production delays that hurt sales in the previous quarter have been corrected. The large increase in medical sales also contributed to a more favorable product mix from a gross margin standpoint.
  Fourth quarter operating expenses of $2.8 million were 9% greater than last year, but nearly the same as the previous quarter. Operating expenses as a percent of sales continued to be in the 32% to 33% range.
  Other expense in the quarter ended November 30, 2009, included $160,000 in termination fees and other expenses related to the early termination of the agreement with our former senior lender. No such expenses occurred in the current year and interest expense has significantly decreased since the termination.
  We generated positive adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) of $550,000 for the quarter, which matches the run rate of $2.2 million that we experienced for fiscal 2010.
  Operating cash flow for our first quarter was a negative $232,000, primarily due to the repayment of $273,000 in customer advance payments that had been received last year. We have now repaid virtually all of those advances.
  The arbitration process involving a dispute with CMS Liquidating Company has been completed and a final decision has been rendered in our favor. RFM was awarded compensation for legal fees and other expenses, which have been previously expensed, although no benefit has yet been recorded.

Segment mix for current and comparative quarter sales:

Segment	Q1 FY11	Q4 FY10	Q1 FY10
Wireless Solutions	$4.0 Million	$4.0 Million	$4.0 Million

Wireless Components	$4.5 Million	$4.6 Million	$4.4 Million

Total Sales	$8.5 Million	$8.6 Million	$8.4 Million

Market diversification for current and comparative quarter sales:

	Q1 FY11*	Q4 FY10*	Q1 FY10*
Automotive	34%	31%	36%
Consumer	7%	14%	7%
Industrial	33%	39%	27%
Medical	12%	6%	19%
Telecom	8%	6%	8%
Other**	6%	4%	3%

*Market classifications involve the Company’s attempt to classify distribution sales which are recognized upon shipment. Market classification is estimated based upon point-of-sales information provided to the Company by its distributors.

**Other includes government and those sales through distribution which are not considered material for tracking by market application by the Company’s distributors.

Geographic diversification for current and comparative quarter sales:

	Q1 FY11	Q4 FY10	Q1 FY10
North America	39%	36%	42%
Europe	16%	17%	13%
Asia and the rest of the world	45%	47%	45%

Non-GAAP Financial Measures (Adjusted EBITDA)

As a supplemental disclosure, we report Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (including stock compensation) or Adjusted EBITDA. While this is a non-GAAP measure, this is a standard metric used by many companies to measure performance, particularly to measure cash flow performance before interest expenses are paid. Many financial institutions use this measure as part of their credit evaluation process. We believe that Adjusted EBITDA provides useful supplemental information to investors and offers a better understanding of results of operations as seen through the eyes of management and facilitates comparison to results for prior periods. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results and analyze financial performance without the impact of certain non-cash expenses that may obscure trends in our underlying performance. We use Adjusted EBITDA internally to make strategic decisions, forecast future results and evaluate our financial performance. This non-GAAP financial measure is not in accordance with, or an alternative for, GAAP financial measures and may differ from non-GAAP financial measures used by other companies. The presentation of the additional information should not be considered a substitute for net income (loss) in accordance with GAAP. Reconciliations of reported net income (loss) to Adjusted EBITDA are included below.

About RFM

RF Monolithics, Inc., headquartered in Dallas, Texas, is a provider of solutions-driven, technology-enabled wireless connectivity for a broad range of wireless applications—from individual standard and custom components to modules for comprehensive industrial wireless sensor networks and machine-to-machine (M2M) technology. For more information on RF Monolithics, Inc., please visit the Company’s website at http://www.RFM.com.

Forward-Looking Statements

This news release contains forward-looking statements, made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements of the plans, objectives, expectations and intentions of RFM and/or its wholly-owned subsidiaries (collectively, the “Company” or “we”) involve risks and uncertainties. Statements containing terms such as “believe”, “expect”, “plan”, “anticipate”, “may” or similar terms are considered to contain uncertainty and are forward-looking statements. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our mission and vision, and future financial and operating results. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to economic conditions as related to our customer base, collection of receivables from customers who may be affected by economic conditions, the highly competitive market in which we operate, rapid changes in technologies that may displace products sold by us, declining prices of products, our reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of our products, changes in our level of sales or profitability, manufacturing and sourcing risks, availability of materials, cost of components for our products, product defects and returns, as well as the other risks detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended August 31, 2010. We do not assume any obligation to update any information contained in this release.

Management Conference Call:

RFM will host a conference call, open to the public, today at 5:00 p.m. ET. The public will have the opportunity to listen to the conference call over the Internet or by dialing toll-free 1-877-390-5532. Ask to be connected to the RF Monolithics management conference call. Please call 10 minutes prior to scheduled start time. After the conference call, a replay will be available and can be accessed by dialing 1-800-642-1687 (pass code 32363247). This replay will be available through February 11, 2011.

Internet Access:

To access the conference call via the web, participants should access RFM’s website at www.rfm.com and click on Investor Relations page. Please log in at least 10 minutes prior to the call to ensure web browser compatibility.

RF MONOLITHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(In Thousands, Except Per-Share Amounts)
	Three Months Ended
	November 30,
	2010	2009
SALES	$8,512	$8,453
COST OF SALES	5,503	5,701
GROSS PROFIT	3,009	2,752
OPERATING EXPENSES:
Research and development	898	758
Sales and marketing	1,189	1,171
General and administrative	694	621
Total operating expenses	2,781	2,550
INCOME FROM OPERATIONS	228	202
OTHER INCOME (EXPENSE):
Interest expense	(72)	(275)
Other, net	13	(24)
Total other expense	(59)	(299)
INCOME (LOSS) BEFORE INCOME TAXES	169	(97)
Income tax expense	9	5

NET INCOME (LOSS)	$160	$(102)

INCOME (LOSS) PER SHARE
Basic	$0.01	$(0.01)
Diluted	$0.01	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	10,708	10,025
Diluted	11,091	10,025

RF MONOLITHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In Thousands)

	November 30,	August 31,
ASSETS	2010	2010
		(a)
CURRENT ASSETS:
Cash	$536	$631
Trade receivables - net	5,521	5,269
Inventories - net	5,116	5,011
Prepaid expenses and other	368	322
Total current assets	11,541	11,233

PROPERTY AND EQUIPMENT - Net	1,510	1,671
GOODWILL	556	556
INTANGIBLES	369	369
OTHER ASSETS - Net	326	381
TOTAL	$14,302	$14,210

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long term debt - bank	$60	$60
Capital lease obligations - current portion	19	20
Accounts payable - trade	2,608	2,508
Accrued expenses and other current liabilities	989	1,386
Total current liabilities	3,676	3,974

LONG-TERM DEBT - Less current portion:
Long term debt - bank	2,995	2,860
Capital lease obligations	31	35
Total long-term debt	3,026	2,895

DEFERRED TAX LIABILITIES	125	125
Total liabilities	6,827	6,994

STOCKHOLDERS' EQUITY:
Common stock: 10,717 and 10,726 shares issued	11	11
Additional paid-in capital	51,521	51,649
Common stock warrants	86	86
Treasury stock, 0 and 36 common shares at cost	-	(227)
Accumulated deficit	(44,143)	(44,303)
Total stockholders' equity	7,475	7,216
TOTAL	$14,302	$14,210

(a) Derived from audited financial statements.

RF MONOLITHICS, INC.
ADJUSTED EBITDA - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(In Thousands)
	Three Months
	Ended November 30,
	2010	2009

Net income (loss)	$160	$(102)

Add back:
Interest expense	72	275

Taxes	9	5

Depreciation	164	199

Amortization:
Patents	50	57
Stock compensation	95	120
Total amortization	145	177

Adjusted EBITDA	$550	$554

CONTACT:
RF Monolithics, Inc.
Buddy Barnes, 972-448-3789
Chief Financial Officer
bbarnes@rfm.com